EXHIBIT 99.1

PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487
NEWS RELEASE	Page 1 of 4
FOR IMMEDIATE RELEASE	May 11, 2006

PRECISION OPTICS CORPORATION ANNOUNCES Q3 RESULTS -
CONTINUED QUARTERLY SALES GROWTH WITH 116%
YEAR-OVER-YEAR INCREASE

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (OTC Bulletin Board: POCI) today announced operating results on an unaudited basis for the third quarter of fiscal year 2006 ended March 31, 2006.

Over the last few years, POC has developed new patented or patent pending, proprietary products and technologies including micro-precision™ technologies, for use in fabricating cost effective micro-optics — lenses, prisms, and optical assemblies smaller than 1 mm, as well as Lenslock™ technology, for the production of endoscopes with significant advantages over the current industry standards. The recent introduction of these and other new products has resulted in continuous quarter-over-quarter sales growth for the last four quarters, with sales in Q3 surpassing $700,000 for the first time in 12 quarters.

Third Quarter Operating Results

Revenues - For the quarter ended March 31, 2006, revenues were $704,010 compared to $529,195 for the preceding quarter and $326,272 for the same period last year, representing increases of 33% and 116%, respectively. For the nine months ended March 31, 2006 revenues improved 67% over the same period in the previous year.

Net Loss - For the quarter ended March 31, 2006, net loss was $482,175 or $0.07 per share, an improvement of $337,741 from the net loss of $819,916 or $.12 per share, for the same period last year. The net loss in the quarter was an improvement of $154,217 from the net loss of $636,392 in the preceding quarter ended December 31, 2005. The weighted average common shares outstanding for each of the quarters ended March 31, 2006 and 2005 was 7,008,212.

Cash Flow and Expenditures - For the quarter ended March 31, 2006, cash and cash equivalents decreased by $416,437 compared to a decrease of $722,866 for the previous quarter ended December 31, 2005.

For the quarter ended March 31, 2006, research and development expenses were $130,267 down 61% from $330,743 a year earlier. The level of future quarterly R&D expenses will ultimately depend on the Company’s assessment of new product opportunities and available cash resources.

Expense Reduction - Selling, general and administrative expenses of $382,284 decreased by $77,000 or 17% for the quarter ended March 31, 2006 compared to the same period last year. The achieved savings are from actions the Company initiated in the quarters ending June 30, 2005 and September 30, 2005, reducing professional fees, changing the CFO role to part-time, and through reduced premiums from changing the Company’s general insurance provider, partially offset by an increase in consulting fees.

Customer Relationships

The Company has continued development of its new line of endoscopes based on unique, patent pending Lenslock™ technology. Having completed the prototype development effort, and delivery of initial production orders, the Company is in discussions with a number of endoscopy market leaders who could provide significant new sales opportunities.

Precision Optics Corporation—3rd Quarter Results	Page 2 of 4

The Company is actively pursuing opportunities in the area of micro-precision™ optics and continues to manufacture ultra-small lenses, prisms, and assemblies with sizes ranging from 0.2 mm to 1 mm. In addition to ongoing customers, the Company received a number of new orders for these micro-optics in Q3 and is also in discussions with several other customers regarding manufacturing of prototypes of similar products. These optical components and instruments utilize a variety of innovative techniques including the Company’s patent-pending micro-precisionTM lens technology.

The Company has recently completed a partnership effort for the proprietary development of a new class of night vision lenses including a new patent-pending eyepiece lens. With prototypes completed, the product incorporating the Company’s new night vision lenses is currently being evaluated for need and use, including field testing. The Company cannot control the timing of current evaluations and cannot therefore predict when, if ever, its developed prototypes in night vision lenses might begin to generate revenue. Should the Company’s customer secure orders for its night vision system, the partnership agreement ensures the Company will either be contracted to manufacture the new lenses, or will receive royalties on lenses manufactured elsewhere.

Outlook

In the coming months the Company will continue to focus its efforts on marketing products recently introduced. Development expenses may thus be reduced in several areas, allowing the Company to realize improved margins.

Subsequent Event

On April 13, 2006 the Company completed a private placement of its common stock, raising proceeds of $2,112,500 less customary transaction expenses, including professional fees associated with the private placement and the subsequent registration of the common stock under the Securities Act of 1933, as amended.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality medical instruments, optical thin film coatings, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures.

The Company continues to advance products through technical innovation, including development of: the next generation (patent pending) of 3-D endoscopes; the extension of Lenslock™ technology (patent pending) to its entire line of endoscopes; instrumentation utilizing the Company’s micro-precision™ lens technology (patent pending) for optical components; assemblies and endoscopes under 1 mm.

Precision Optics Corporation is registered to ISO 9001:2000, ISO 13485:2003, and CMDCAS Quality Standards, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

Precision Optics Corporation—3rd Quarter Results	Page 3 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED
MARCH 31, 2006 AND 2005
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005

REVENUES	$704,010	$326,272	$1,652,788	$987,604

COST OF GOODS SOLD	677,896	369,232	1,686,520	1,298,187

Gross Profit / (Loss)	26,114	(42,960)	(33,732)	(310,583)

RESEARCH and DEVELOPMENT	130,267	330,743	607,537	910,218
SELLING, GENERAL and
ADMINISTRATIVE EXPENSES	382,284	459,284	1,222,542	1,393,450

GAIN ON SALE OF ASSETS	-	-	165,700	-

Total Operating Expenses	512,551	790,027	1,664,379	2,303,668

Operating Loss	(486,437)	(832,987)	(1,698,111)	(2,614,251)

INTEREST INCOME	4,262	13,071	19,673	39,998

Net Loss	($482,175)	($819,916)	($1,678,438)	($2,574,253)

Basic and Diluted Loss Per Share	($0.07)	($0.12)	($0.24)	($0.39)

Weighted Average Common Shares Outstanding Basic and Diluted	7,008,212	7,008,212	7,008,212	6,662,916

Precision Optics Corporation—3rd Quarter Results	Page 4 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

ASSETS

CURRENT ASSETS	March 31, 2006	June 30, 2005
Cash and Cash Equivalents	$493,015	$2,171,693
Accounts Receivable, net	434,144	177,031
Inventories, net	552,090	599,619
Prepaid Expenses	64,849	62,422
Total Current Assets	1,544,098	3,010,765

PROPERTY AND EQUIPMENT	4,192,156	4,231,975
Less: Accumulated Depreciation	(4,129,290)	(4,092,202)
Net Property and Equipment	62,866	139,773

OTHER ASSETS
Total Other Assets	223,708	218,067
TOTAL ASSETS	$1,830,672	$3,368,605

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES	$659,515	$519,010

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value-
Authorized -- 20,000,000 shares
Issued and Outstanding - 7,008,212 shares
at December 31, 2005 and at June 30, 2005	70,082	70,082
Additional Paid-in Capital	32,751,597	32,751,597
Accumulated Deficit	(31,650,522)	(29,972,084)
Total Stockholders' Equity	1,171,157	2,849,595

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,830,672	$3,368,605

Forward-looking statements contained in this news release, including those related to the future success of Company’s newly released products and products under development are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; decisions by customers to place orders for the Company’s products; the risks associated with reliance on a few key customers; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills; the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2005.

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